UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a‑12

AVINGER, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

400 CHESAPEAKE DRIVE

REDWOOD CITY, CALIFORNIA 94063

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. Pacific Time on May 22, 2024

Dear Stockholders of Avinger, Inc.:

We cordially invite you to attend a special meeting of stockholders (the “Special Meeting”) of Avinger, Inc. (the “Company”), a Delaware corporation, which will be held on May 22, 2024 at 1:00 p.m. Pacific Time, in person at our offices at 400 Chesapeake Drive, Redwood City, California 94063, for the following purposes, as more fully described in the accompanying proxy statement:

1.

To approve the issuance in excess of 19.9% of the Company’s outstanding common stock upon conversion of the Series F Preferred Stock, which may be deemed a “change of control” under Nasdaq Listing Rule 5635(b);

2.

To approve the issuance of the Series G Preferred Stock and the issuance in excess of 19.9% of the Company’s outstanding common stock upon conversion of the Series G Preferred Stock, at less than the “minimum price” under Nasdaq Listing Rule 5635(d);

3.	To approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes in favor of Proposal No. 1 or Proposal No. 2; and

4.	To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Our Board of Directors unanimously recommends that our stockholders vote FOR each proposal. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Only stockholders of record on March 25, 2024 are entitled to notice of and to vote at the Special Meeting. All stockholders are cordially invited to attend the Special Meeting.

As permitted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials online under the SEC’s “notice and access” rules. As a result, unless you previously requested electronic or paper delivery on an ongoing basis, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy statement and a form of proxy card or voting instruction card (together, the “proxy materials”). The Notice contains instructions on how to access the proxy materials online. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials. If you elect to receive a paper copy, our proxy materials will be mailed to you. This distribution process is more resource and cost-efficient. The Notice is first being mailed, and the proxy materials are expected to be made available, to our stockholders on or about April 12, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on May 22, 2024: The Company’s Notice and proxy materials can be accessed directly at the following Internet address: www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Avinger.

By order of the Board of Directors,
/s/ Jeffrey M. Soinski
Jeffrey M. Soinski
Chief Executive Officer
Redwood City, California
April 12, 2024

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING	1
PROPOSAL NO. 1	7
Background	7
Why We Need Stockholder Approval	8
Potential Effects of Approval of this Proposal	8
Potential Effects of Non-Approval of this Proposal	8
Vote Required	9
PROPOSAL NO. 2	10
Background	10
Why We Need Stockholder Approval	10
Potential Effects of Approval of this Proposal	11
Potential Effects of Non-Approval of this Proposal	12
Vote Required	12
PROPOSAL NO. 3	13
Overview	13
Vote Required	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
OTHER MATTERS	17

AVINGER, INC.

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. Pacific Time on May 22, 2024

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE SPECIAL MEETING

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the special meeting of stockholders (the “Special Meeting”) of Avinger, Inc. (the “Company,” “we,” or “our”), a Delaware corporation, and any postponements, adjournments or continuations thereof. The Special Meeting will be held on May 22, 2024 at 1:00 p.m. Pacific Time, at our offices at 400 Chesapeake Drive, Redwood City, California 94063. This proxy statement and a form of proxy card or voting instruction card (together, the “proxy materials”) are being mailed on or about April 12, 2024 to all stockholders entitled to vote at the Special Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

1.

Approval of the issuance in excess of 19.9% of the Company’s outstanding common stock upon conversion of Series F convertible preferred stock, par value $0.001 per share, or Series F Preferred Stock, which may be deemed a “change of control” under Nasdaq Listing Rule 5635(b) (“Proposal No. 1”); and

2.

Approval of the issuance of the Series G convertible preferred stock, par value $0.001 per share, or Series G Preferred Stock, and the issuance in excess of 19.9% of the Company’s outstanding common stock upon conversion of the Series G Preferred Stock, at less than the “minimum price” under Nasdaq Listing Rule 5635(d) (“Proposal No. 2”); and

3.	a proposal to approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes in favor of the Proposal No. 1 or Proposal No. 2 (the “Proposal No. 3”).

How does the Board recommend I vote on these proposals?

Our Board recommends a vote:

1.	“FOR” Proposal No. 1.

2.	“FOR” Proposal No. 2.

3.	“FOR” Proposal No. 3.

Who is entitled to vote?

Holders of our common stock, Series E Convertible Preferred Stock, par value $0.001 per share, or Series E Preferred Stock, and Series F Preferred Stock as of the close of business on March 25, 2024 (the “Record Date”) may vote at the Special Meeting. Holders of our Series A-1 Preferred Stock, par value $0.001 per share, or Series A-1 Preferred Stock, and Series B Convertible Preferred Stock, par value $0.001 per share, or Series B Preferred Stock, are not entitled to notice of or a vote upon any matters to be presented at the Special Meeting. As of the record date, there were 1,702,226 shares of our common stock outstanding (including 115,792 unvested restricted stock awards), 1,920 shares of Series E Preferred Stock outstanding and 7,224 shares of Series F Preferred Stock Outstanding. In deciding all matters at the Special Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. Holders of our Series E Preferred Stock and Series F Preferred Stock are entitled to vote their shares on an as-converted basis. As of the record date, each outstanding share of Series E Preferred Stock entitled to vote was convertible into 93 shares of common stock, meaning that holders of our Series E Preferred Stock will be entitled to cast 93 votes per share of Series E Preferred Stock each outstanding and each share of Series F Preferred Stock entitled to vote was convertible into 273 shares of common stock, meaning that holders of our Series F Preferred Stock will be entitled to cast 273 votes per share of Series F Preferred Stock. With respect to Proposal No. 1 and No. 2, Zylox-Tonbridge will be unable to cast a vote for any of its shares of common stock or Series F Preferred Stock as converted.

Registered Stockholders. If shares of our common stock, Series E Preferred Stock or Series F Preferred Stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and this proxy statement was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote in person at the Special Meeting. Throughout this proxy statement, we refer to these registered stockholders as stockholders of record.

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and this proxy statement was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Special Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Special Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as street name stockholders.

How many votes are needed for approval of each proposal?

●

Proposal No. 1 requires the affirmative vote of a majority of the shares present in person or by proxy at the Special Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

●

Proposal No. 2 requires the affirmative vote of a majority of the shares present in person or by proxy at the Special Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

●

Proposal No. 3 requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Special Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. We believe Proposal No. 3 would be considered a “routine” matter. If you hold shares of our common stock in street name, in the absence of timely directions, your broker will have discretion to vote your shares on routine matter

What is the quorum?

A quorum is the minimum number of shares required to be present at the Special Meeting for the Special Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of one-third of all issued and outstanding shares entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

●	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 21, 2024 (have your proxy card in hand when you visit the website);

●	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call);

●	by completing and mailing your proxy card (if you received printed proxy materials); or

●	by written ballot at the Special Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Special Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Special Meeting by:

●	entering a new vote by Internet or by telephone;

●	completing and mailing a later-dated proxy card;

●	notifying the Secretary of Avinger, Inc., in writing, at 400 Chesapeake Drive, Redwood City, California 94063; or

●	completing a written ballot at the Special Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Special Meeting in person?

Space for the Special Meeting is limited. Therefore, admission will be on a first-come, first-served basis. Registration will open at 12:40 p.m. Pacific Time and the Special Meeting will begin at 1:00 p.m. Pacific Time. Each stockholder should be prepared to present:

●	valid government photo identification, such as a driver’s license or passport; and

●

if you are a street name stockholder, proof of beneficial ownership as of March 25, 2024, the Record Date, such as your most recent account statement reflecting your stock ownership prior to March 25, 2024, along with a copy of the voting instruction card provided by your broker, bank, trustee or other nominee or similar evidence of ownership.

Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, will not be permitted at the Special Meeting. Please allow ample time for check-in. Parking is limited.

For directions on how to attend the Special Meeting, please contact Nabeel Subainati, our Vice President, Finance, at (650) 241-7024 or nsubainati@avinger.com.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Jeffrey M. Soinski and Nabeel Subainati have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Special Meeting is adjourned, the proxy holders can vote the shares on the new Special Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

How are proxies solicited for the Special Meeting?

Our Board is soliciting proxies for use at the Special Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. To aid in the solicitation of proxies, we have retained the firm of Kingsdale Shareholder Services, U.S., Inc. (“Kingsdale Advisors”), which will receive, in addition to the reimbursement of out-of-pocket expenses, a fee of $6,600, in addition to the reimbursement of out-of-pocket expenses.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on “routine” matters. We believe that approval of Proposal No. 3 is a “routine” matter. If the Proposal No. 3 is treated as a “routine matter,” your broker will have discretion to vote your shares on such matters, in the absence of timely direction from you.

Where can I find the voting results of the Special Meeting?

We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of this proxy statement and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of this proxy statement and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of this proxy statement and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Avinger, Inc.

Attention: Investor Relations

400 Chesapeake Drive

Redwood City, California 94063

Tel: (650) 241-7916

Email: ir@avinger.com

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

Who can help answer my questions?

If you have any questions concerning the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares, please contact our proxy solicitor:

Kingsdale Advisors

Strategic Shareholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, NY 10151

North American Toll Free Phone:

1-855-476-7986

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: 1-646-741-3814

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

PROPOSAL NO. 1

APPROVE THE POTENTIAL ISSUANCE IN EXCESS OF 19.9% OF THE COMPANY’S OUTSTANDING COMMON STOCK UPON THE CONVERSION OF THE SERIES F PREFERRED STOCK, WHICH MAY BE DEEMED A “CHANGE OF CONTROL’ UNDER NASDAQ LISTING RULE 5635(B)

Background

We are asking our stockholders to consider and vote upon a proposal that provides for the potential issuance of a number of shares of our common stock in excess of 19.99% of our outstanding shares of common stock upon the conversion of Series F Preferred Stock that we issued in a private placement on March 5, 2024, which may be deemed a “change of control” under Nasdaq Listing Rule 5635(b).

On March 4, 2024, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Zylox-Tonbridge Medical Limited, a wholly-owned subsidiary of Zylox-Tonbridge Medical Technology Co., Ltd. (“Zylox-Tonbridge”), pursuant to which Zylox-Tonbridge agreed to purchase, in two tranches in a private placement, up to an aggregate of $15 million in shares of the Company’s common stock, shares of a newly authorized Series F Preferred Stock and shares of a newly authorized Series G Preferred Stock. On March 5, 2024, (the “Initial Closing”), the Company issued to Zylox-Tonbridge 75,327 shares of our common stock at a purchase price per share of $3.664 (the “Purchase Price”), and 7,224 shares of the Series F Preferred Stock at a purchase price per share of $1,000, for an aggregate purchase price of $7.5 million.

Pursuant to the Certificate of Designation of Preferences, Rights, and Limitations of the Series F Preferred Stock (the “Series F Certificate of Designation”) that was filed with the Delaware Secretary of State on March 4, 2024, each share of Series F Preferred Stock has a stated value of $1,000 and upon, stockholder approval, is initially convertible into approximately 273 shares of common stock at a conversion price equal to the Purchase Price.

The Series F Certificate of Designation provides that holders of Series F Preferred Stock shall not effect any conversion of the Series F Preferred Stock and such Series F Preferred Stock shall not be automatically converted, to the extent that, after giving effect to the conversion, the holder and its affiliates would beneficially own in excess of 19.9% of the Company’s common stock outstanding as of the date of the Purchase Agreement. Pursuant to the Purchase Agreement, we have agreed to hold a meeting of stockholders no later than 180 days after the Initial Closing, for the purpose of obtaining the stockholder approval to ratify and approve the issuance of shares of common stock underlying the Series F Preferred Stock. The Special Meeting is being called in satisfaction of such obligation.

Holders of Series F Preferred Stock are entitled to one vote for each share of common stock into which their Series F Preferred Stock is then-convertible on all matters submitted to a vote of stockholders, other than Proposal No. 1 and Proposal No. 2, as described herein.

Additional information concerning the Purchase Agreement, the Series F Certificate of Designation and our Series F Preferred Stock is contained in our Current Report on Form 8-K/A filed with the SEC on March 8, 2024, which is incorporated by reference herein.

Why We Need Stockholder Approval

Our common stock is listed on The Nasdaq Capital Market, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635(b).

Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to an issuance of securities that could result in a “change of control” of a listed company, which for Nasdaq purposes, is generally deemed to occur when, as a result of an issuance, an investor or a group of investors acquires, or has the right to acquire, 20% or more of the outstanding equity or voting power of the company and such ownership or voting power would be the company’s largest ownership position. As described above, upon us obtaining this stockholder approval, each share of Series F Preferred Stock shall be convertible into common stock, subject to the terms and limitations contained in the Series F Certificate of Designation. As a result, the issuance of shares of common stock upon the conversion of the Series F Preferred Stock with respect to the transactions contemplated by the Purchase Agreement may result in the issuance of shares of common stock in excess of 19.9% of the issued and outstanding common stock as of the date of the Purchase Agreement. Accordingly, we are seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(b).

Potential Effects of Approval of this Proposal

If this proposal is approved, the issuance of shares of our common stock upon conversion of Series F Preferred Stock would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our common stock. Our stockholders do not have preemptive rights to subscribe to additional shares that may be issued by us upon conversion of Series F Preferred Stock in order to maintain their proportionate ownership of the common stock. Such issuances could also dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. In addition, upon conversion of the Series F Preferred Stock there would be a greater number of shares of our common stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our common stock. Finally, the reservation of the shares underlying the Series F Preferred Stock precludes the Company from issuing such shares for other purposes including equity financings and we may be unable to raise additional capital as a result.

Potential Effects of Non-Approval of this Proposal

If this proposal is not approved by our stockholders at the Special Meeting, the Series F Preferred Stock will not become convertible into common stock in excess of 19.9% of the Company’s common stock. Additionally, pursuant to the terms of the Purchase Agreement we are obligated to submit this proposal for approval of our stockholders every six (6) months until such approval is obtained.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Special Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 1.

PROPOSAL NO. 2

APPROVE THE ISSUANCE OF THE SERIES G PREFERRED STOCK AND THE ISSUANCE OF THE COMPANY’S OUTSTANDING COMMON STOCK UPON THE CONVERSTION OF THE SERIES G PREFERRED STOCK, AT LESS THAN THE “MINIMUM PRICE” UNDER NASDAQ LISTING RULE 5635(D), AND WHICH MAY ALSO BE DEEMED A “CHANGE OF CONTROL’ UNDER NASDAQ LISTING RULE 5635(B)

Background

We are asking our stockholders to consider and vote upon a proposal that provides for the issuance of Series G Preferred Stock and the issuance of common stock upon conversion of the Series G Preferred Stock, at less than the “minimum price” under Nasdaq Listing Rule 5635(d).

As described above under “Proposal No. 1,” on March 4, 2024, we entered into the Purchase Agreement with Zylox-Tonbridge, pursuant to which upon completion of the following as mutually agreed upon by the Company and Zylox-Tonbridge: (i) the successful registration and listing under 21 CFR part 807 with the U.S. Food & Drug Administration (“FDA”) of Zylox-Tonbridge and one of its designated affiliates to manufacture the Company’s products, and (ii) the Company achieving an aggregate of $10 million in gross revenue within any four consecutive fiscal quarters after the Initial Closing, excluding any gross revenue achieved by the Company under the License and Distribution Agreement between the parties (together, the “Milestones”), Zylox-Tonbridge will invest an additional $7.5 million (the “Milestone Closing”) to purchase shares of the Company’s new Series G Preferred Stock. Each share of Series G Preferred Stock will have a stated value of $1,000 and will be convertible into shares of common stock at a conversion price of equal to the lowest of (x) the Purchase Price, (y) the closing price of the common stock on the date immediately preceding the Milestone Closing, and (z) the average of the closing price for the last five trading days preceding the Milestone Closing, provided that the conversion price will be no less than $0.20.

Additional information concerning the Purchase Agreement and Series G Preferred Stock is contained in our Current Report on Form 8-K/A filed with the SEC on March 8, 2024, which is incorporated by reference herein.

Why We Need Stockholder Approval

Our common stock is listed on The Nasdaq Capital Market, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635(d).

Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”). As described above, upon completion of the Milestones, the Company will issue Series G Preferred Stock to Zylox-Tonbridge and because the Purchase Price may be less than the Minimum Price at the time of issuance, the conversion of the Series G Preferred Stock may result in the issuance of common stock in excess of 19.9% of our outstanding shares of common stock at less than the Minimum Price. Accordingly, we are seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(d). The stockholder approval requirement described above was included in the Purchase Agreement and must remain effective as of the Milestone Closing to comply with Nasdaq Listing Rule 5635(d).

In addition, pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to an issuance of securities that could result in a “change of control” of a listed company, which for Nasdaq purposes, is generally deemed to occur when, as a result of an issuance, an investor or a group of investors acquires, or has the right to acquire, 20% or more of the outstanding equity or voting power of the company and such ownership or voting power would be the company’s largest ownership position. In addition to approving the issuance of shares of common stock underlying the Series F Preferred Stock, the issuance of shares of common stock upon the conversion of the Series G Preferred Stock with respect to the transactions contemplated by the Purchase Agreement could also be deemed to result in the issuance of shares of common stock in excess of 19.9% of the issued and outstanding common stock as of the date of the Purchase Agreement. Accordingly, we are seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(b).

Potential Effects of Approval of this Proposal

If this proposal is approved, the issuance of shares of our common stock upon conversion of Series G Preferred Stock would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our common stock. Our stockholders do not have preemptive rights to subscribe to additional shares that may be issued by us upon conversion of Series G Preferred Stock in order to maintain their proportionate ownership of the common stock. Such issuances could also dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. In addition, upon conversion of the Series G Preferred Stock there would be a greater number of shares of our common stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our common stock. Finally, the reservation of the shares underlying the Series G Preferred Stock precludes the Company from issuing such shares for other purposes including equity financings and we may be unable to raise additional capital as a result.

Potential Effects of Non-Approval of this Proposal

If this proposal is not approved by our stockholders at the Special Meeting, Zylox-Tonbridge will not be able to invest the additional $7.5 million and we would not be able to issue the Series G Preferred Stock to Zylox-Tonbridge. Additionally, pursuant to the terms of the Purchase Agreement we are obligated to submit this proposal for approval of our stockholders every six (6) months until such approval is obtained.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Special Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3

ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO CONTINUE TO SOLICIT VOTES IN FAVOR OF PROPOSAL NO.1 OR PROPOSAL NO. 2

Overview

In order to ensure that approval of the foregoing proposals are obtained, the board of directors wishes to seek approval of a proposal to adjourn the Special Meeting, if necessary, to solicit more votes in favor of the foregoing proposal.

Approval of the Proposal No. 3 could mean that, in the event we receive proxies indicating that a majority of the number of outstanding shares of our common stock and Series E Preferred Stock will vote against Proposal No. 1 or Proposal No 2, we could adjourn or postpone the Special Meeting without a vote on the proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the proposal.

Vote Required

The approval of the adjournment of the Special Meeting, if necessary, to continue to solicit votes in favor of the foregoing proposals requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Special Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Because this proposal is considered a “routine” matter under applicable stock exchange rules, we do not expect to receive any broker non-votes on this proposal. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO CONTINUE TO SOLICIT VOTES IN FAVOR OF PROPOSAL NO. 2 OR PROPOSAL NO.3 .

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 25, 2024 for:

●	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our named executive officers;

●	each of our directors and nominees for director; and

●	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our capital stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 1,586,434 shares of our common stock outstanding as of March 25, 2024. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options, RSAs, or RSUs held by the person that are currently exercisable, exercisable or vests within 60 days of March 25, 2024. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Avinger, Inc., 400 Chesapeake Drive, Redwood City, California 94063. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage

Named Executive Officers and Directors:

Jeffrey M. Soinski(1)	58,959	3.6%
Himanshu Patel(2)	49,995	3.1%
Nabeel Subainati(3)	4,551	*
James G. Cullen(4)	29,905	1.9%
James B. McElwee(5)	29,895	1.9%
Tamara N. Elias(6)	29,962	1.9%
All executive officers, directors and director nominees as a group (6 individuals)(7)	203,267	11.4%

5% or More Beneficial Owners

Zylox-Tonbridge Medical Technology Co., Ltd.(8)	422,216	19.9%
CRG Partners III L.P.(9)	150,545	9.9%

*	Represents ownership of less than 1%

(1)

Consists of (i) 50,622 shares of common stock held of record by Mr. Soinski, (ii) 4 shares of common stock issuable upon exercise of options exercisable within 60 days of March 25, 2024, and (iii) 8,333 shares of common stock underlying RSAs, none of which vests within 60 days of March 25, 2024, but currently include voting rights equivalent to common stock.

(2)

Consists of (i) 36,277 shares of common stock held of record by Mr. Patel, (ii) warrants to purchase 17 shares of common stock, (iii) 1 share of common stock issuable upon exercise of options exercisable within 60 days of March 2d5, 2024, (iv) 8,700 shares of common stock that are issuable upon the conversion of shares of Series B preferred stock that are immediately convertible to common stock and (v) 5,000 shares of common stock underlying RSAs, none of which vest within 60 days of March 25, 2024, but that currently include voting rights equivalent to common stock.

(3)

Consists of (i) 1,718 shares of common stock held of record by Mr. Subainati and (ii) 2,833 shares of common stock underlying RSAs, none of which vest within 60 days of March 25, 2024, but that currently include voting rights equivalent to common stock.

(4)

Consists of (i) 4,298 shares of common stock held of record by 2000 James Cullen Generation Skipping Family Trust, (ii) 10 shares of common stock issuable upon exercise of options exercisable within 60 days of March 25, 2024, and (iii) 25,597 shares of common stock underlying RSAs, none of which vest within 60 days of March 25, 2024, but that currently include voting rights equivalent to common stock. Mr. Cullen has sole voting and dispositive power with respect to shares held by James Cullen Generation Skipping Family Trust.  Mr. Cullen does not have a pecuniary interest in the James Cullen Generation Skipping Family Trust.

(5)

Consists of (i) 4,298 shares of common stock held of record by Mr. McElwee, and (ii) 25,597 shares of common stock underlying RSAs, none of which vest within 60 days of March 25, 2024, but that currently include voting rights equivalent to common stock.

(6)

Consists of (i) 4,365 shares of common stock held of record by Mrs. Elias, and (ii) 25,597 shares of common stock underlying RSAs, none of which vest within 60 days of March 25, 2024, but that currently include voting rights equivalent to common stock.

(7)

Consists of (i) 101,578 shares of common stock, (ii) warrants to purchase 17 shares of common stock, (iii) 15 shares of common stock issuable upon exercise of options exercisable or vesting of RSUs within 60 days of March 25, 2024, (iv) 8,700 shares of common stock that are issuable upon the conversion of shares of Series B preferred stock that are immediately convertible to common stock and (v) 92,957 shares of common stock underlying RSAs, none of which vest within 60 days of March 25, 2024, but that currently include voting rights equivalent to common stock.

(8)

As reported in the Schedule 13G/A filed with the SEC on March 15, 2024. Consists of shares of common stock issuable upon conversion of shares of Series A-1 Convertible Preferred Stock and Series E Convertible Preferred Stock. The share numbers above represent the maximum number of shares of common stock issuable upon the conversion of CRG’s preferred stock pursuant to the Certificate of Designation for the Series A-1 Convertible Preferred Stock and the Certificate of Designation for the Series E Convertible Preferred Stock as a result of the blocker provision of the Certificates of Designation described in the following sentence. Nathan D. Hukill, CR Group L.P., CRG Partners III L.P., CRG Partners III Parallel Fund “A” L.P., CRG Partners III (Cayman) Unlev AIV I L.P., CRG Partners III (Cayman) Lev AIV I L.P., and CRG Partners III Parallel Fund “B” (Cayman) L.P. have shared voting and dispositive power over the reported shares. The address of CRG is 400 Chesapeake Drive, Redwood City, CA 94063.

OTHER MATTERS

The Board knows of no other matters to be presented for action at the Special Meeting. If any additional matters are properly presented at the Special Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
Redwood City, California
April 12, 2024

AVINGER, INC.
400 CHESAPEAKE DRIVE
REDWOOD CITY, CA 94063

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 21, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 21, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
You may vote in person by attending the Special Meeting. See proxy statement for additional instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V43470-S86466 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVINGER, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2, and 3:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

V43471-S86466

AVINGER, INC.
Special Meeting of Stockholders
Common Stock, Series E Preferred Stock and Series F Preferred Stock
May 22, 2024 1:00 PM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jeffrey M. Soinski and Nabeel Subainati, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock, Series E Preferred Stock or Series F Preferred Stock of Avinger, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 1:00 PM Pacific Time on May 22, 2024, at our offices at 400 Chesapeake Drive, Redwood City, California 94063, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side